EXHIBIT 10.3

Amendment No.2 Statement of Work No. Two

THIS AMENDMENT No. 2 (hereinafter "Amendment 2") to Statement of Work No. Two is effective as of August 14, 2018 (the "Amendment 2 Effective Date") by and between HTG Molecular Diagnostics, Inc. ("HTG") and QIAGEN Manchester Limited ("QIAGEN").

Whereas, QIAGEN and HTG entered into that certain Statement of Work No. Two, dated June 2, 2017, and first amended effective July 2, 2018 (the "Agreement") and the parties now desire to extend the scope and duration of their Development activities under the Agreement;

Now, therefore, based upon the above premises, and in consideration of the mutual covenants and conditions contained in the Agreement and herein, the parties agree as follows:

1.

Pursuant to Section 4.2 of the Agreement, QIAGEN and HTG confirm they have exchanged details of their respective additional Development activities for mutual review and approval prior to the full execution of this Amendment 2. These additional Development activities shall be subject to all terms and conditions of the Agreement.

2.

Pursuant to Section 6.2.1 of the Agreement, QIAGEN and HTG have exchanged their additional estimated Project Costs for mutual review and approval prior to the full execution of this Amendment 2. These additional Project Costs shall be subject to all terms and conditions of the Agreement.

3.	Except as noted above, the Agreement as originally stated shall remain in full force and effect.
4.

This Amendment may be executed in one more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Facsimile or other electronically transmitted signatures shall be deemed original signatures.

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IN WITNESS WHEREOF, HTG and QIAGEN each has caused this Amendment 2 to be executed by its respective duly authorized representative as of the Amendment 2 Effective Date.

HTG Molecular Diagnostics, Inc.	QIAGEN MANCHESTER LIMITED
By: /s/ Timothy B. Johnson	By: /s/ Thierry Bernard
Name: Timothy B. Johnson	Name: Thierry Bernard
Title: President and Chief Executive Officer	Title: Sr. VP, Business Area MDx

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